Exhibit T3A.24

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY Company Number 10715350 The Registrar of Companies for England and Wales, hereby certi_es that NAC AVIATION UK 3 LIMITED is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered of_ce is in England and Wales. Given at Companies House, Cardiff, on 7th April 2017. The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006